                                                                  EXHIBIT 99.1

    Common and Reinvestment      ____Savings Plan      ____Will Attend [_]
                                ---------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1, ITEM 2 AND ITEM 3. THE CONSUMMATION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY REQUIRE YOUR APPROVAL OF ITEM 1 AND ITEM 2.

    Item 1: A proposal to approve and adopt the Amended and Restated
  Agreement and Plan of Merger, dated as of March 18, 1998 by and among
  Western Resources, Kansas Gas and Electric Company, NKC, Inc. and Kansas
  City Power & Light Company (the "Merger Agreement") and the transactions contemplated thereby providing, among other things, for the issuance of a number of shares of Western Resources Common Stock sufficient to satisfy the terms of the Merger Agreement (the "Share Issuance") and the transfer by Western Resources of substantially all of its assets, all as provided for in the Joint Proxy Statement/Prospectus.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN
    Item 2: A proposal to amend the Restated Articles of Incorporation of Western Resources to increase, immediately prior to the Share Issuance, the number of authorized shares of Western Resources Common Stock from
  85,000,000 shares to 300,000,000 shares.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN
    Item 3: A proposal to grant discretionary power to the proxies to adjourn or postpone the Special Meeting in order to solicit additional votes for
  Item 1 and Item 2.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN
                                             Dated: _____________________, 1998

                                             __________________________________
                                                 Signature (Title, if any)

                                             __________________________________
                                                 Signature if held jointly

                                             PLEASE SIGN YOUR NAME ABOVE
                                             EXACTLY AS IT APPEARS HEREON.
                                             WHEN SHARES OF WESTERN RESOURCES
                                             COMMON STOCK ARE HELD OF RECORD
                                             BY JOINT TENANTS, BOTH SHOULD
                                             SIGN. WHEN SIGNING AS ATTORNEY,
                                             EXECUTOR, ADMINISTRATOR, TRUSTEE
                                             OR GUARDIAN, PLEASE GIVE FULL
                                             TITLE AS SUCH. IF A CORPORATION,
                                             PLEASE SIGN IN FULL CORPORATE
                                             NAME BY PRESIDENT OR AUTHORIZED
                                             OFFICER. IF A PARTNERSHIP, PLEASE
                                             SIGN IN PARTNERSHIP NAME BY
                                             AUTHORIZED PERSON.

-------------------------------------------------------------------------------
                       FOLD AND TEAR ALONG PERFORATION

                           LOGO WESTERN RESOURCES/R/

Dear Shareowner:

  The Western Resources Special Meeting of Shareowners (the "Special Meeting") will be held at the Bradbury Thompson Center located at 1700 SW Jewell on the Washburn University Campus, Topeka, Kansas, at 10:00 a.m., on July 30, 1998.

  Shareowners of record on June 11, 1998, are entitled to vote, in person or by proxy, at the meeting. The proxy card attached above is for your use in designating proxies and providing voting instructions. The attached proxy card serves both as a proxy designation for shareowners of record, including those holding shares through the Direct Stock Purchase Plan and as voting instructions for the participants in the Western Resources 401(k) Employee Savings Plan (the "401(k) Plan"). Participants in the 401(k) Plan are entitled to direct such plan's trustee on how to vote their shares.

  Since the proposals to be voted on at the Special Meeting require the affirmative vote of a majority of the outstanding shares of Western Resources common stock, it is very important that all Western Resources shareowners vote their shares at the Special Meeting. Please keep in mind that failure to vote and abstentions have the same effect as votes cast against the proposals to be voted on.

  Whether or not you plan to attend the Special Meeting, please complete promptly and mail your proxy in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. A prompt reply will avoid expenses associated with follow-up letters to shareowners who have not responded.

  The Board of Directors recommends a vote "FOR" all proposals.

  Please indicate your voting preferences on the proxy card, sign, date, and return it in the enclosed envelope.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                            WESTERN RESOURCES, INC.

                        SPECIAL MEETING OF SHAREOWNERS
                          TO BE HELD ON JULY 30, 1998

  The undersigned, a holder of record of shares of common stock, par value $5.00 per share ("Western Resources Common Stock"), of Western Resources, Inc., a Kansas corporation ("Western Resources"), at the close of business on June 11, 1998, hereby appoints John E. Hayes, Jr., David C. Wittig, and Richard D. Terrill, and each or any of them, the proxy or proxies, with the full power of substitution in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, including discretionary power upon other matters properly coming before the meeting, to vote at the Special Meeting of Shareowners to be held at the Bradbury Thompson Center located at 1700 SW Jewell on the Washburn University Campus, Topeka, Kansas at 10:00 a.m., on July 30, 1998 (and any adjournments, postponements, continuations or rescheduling thereof), in connection with the proposals, each as set forth in the Notice of Special Meeting of Shareowners and Joint Proxy Statement/Prospectus, all the shares of Western Resources Common Stock which the undersigned would otherwise be entitled to vote if personally present. This Proxy also provides voting instructions for shares held by the undersigned in the employee savings plan. The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated June 9, 1998. The undersigned hereby revokes any previous proxies with respect to the matters covered in this Proxy.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF EACH PROPOSAL SET FORTH ON THE REVERSE OF THIS PROXY CARD. IF NO INSTRUCTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, YOUR SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

                   THIS PROXY CONTINUED ON THE REVERSE SIDE.

             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

              FORWARD THIS CARD IN THE RETURN ENVELOPE PROVIDED.
-------------------------------------------------------------------------------
                       FOLD AND TEAR ALONG PERFORATION

    FORWARD YOUR PROXY CARD TO CORPORATE ELECTION SERVICES, P. O. BOX 2400,
                             PITTSBURGH, PA 15230.